                                                                     EXHIBIT 3.1


                               State of Delaware

                       OFFICE OF THE SECRETARY OF STATE                PAGE 1

                     ____________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "U. S. REMODELERS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 1998, AT 4 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                    [ SEAL APPEARS HERE]     /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION:     9133839

                                                       DATE:     06-11-98

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             U.S. REMODELERS, INC.



It is hereby certified that:

     FIRST: The name of the corporation is "U.S. Remodelers, Inc." (the "Corporation").

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware, on the 23rd day of January, 1997.

     THIRD: The Amendment to the Certificate of Incorporation (the "Amendment") of the Corporation effected by this Restated Certificate of Incorporation (the "Certificate") is to amend Article Four in order to increase the capital stock of the Corporation from 1,000,000 shares of "Common Stock" to 15,000,000 shares of Common Stock.

     FOURTH: The Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the Amendment to the Certificate of Incorporation and the Certificate herein certified as described herein.

     FIFTH: The Amendment and the Certificate have been duly adopted by the stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the Amendment and of the Certificate shall be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

     SIXTH: That the text of the Certificate of Incorporation of the Corporation, as amended, is hereby restated and further amended as of the date this Certificate is filed with the Secretary of State of the State of Delaware, to read in full, as follows:

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             U.S. REMODELERS, INC.

                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is U.S. Remodelers, Inc.

                                  ARTICLE TWO
                                  -----------

     The Corporation is to have perpetual existence.

                                 ARTICLE THREE
                                 -------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE FOUR
                                  ------------

                                 Capital Stock
                                 -------------

     The aggregate number of shares of capital stock that the Corporation will have authority to issue is 15,100,000, 15,000,000 of which will be shares of common stock, having a par value of $0.01 per share (the "Common Stock"), and 100,000 of which will be shares of preferred stock, having a par value of $0.01 per share (the "Preferred Stock").

                                Preferred Stock
                                ---------------

     Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

                           Series A Preferred Stock
                           ------------------------

          (a) Designation of Class. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors at a meeting adopted a resolution providing for the creation of a Class of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"). Such resolution was filed with the Secretary of State of Delaware on December 8, 1997 and sets forth the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock as set forth below.

          (b)  Dividends on Series A Preferred Stock.

               1.  Payment.  The holders of record of the Series A Preferred
                   -------
          Stock (whether singular or plural, the "Holder") shall be entitled to receive dividends at the rate of $1.00 per share per annum commencing November 30, 1997, payable when and as declared by the Board of Directors, out of any funds at the time legally available therefor and subject to the further limitations set out herein, provided, however, that if all of the outstanding Series A Preferred Stock is redeemed in full by the Corporation prior to June 30, 1999, no dividends shall accrue on the Series A Preferred Stock. All dividends on the Series A Preferred Stock shall be due semiannually in arrears as of the last day of June and December of each calendar year, the first dividend being due and payable on June 30, 1999 and subsequent dividends being due and payable on the last day of each December and June thereafter. Each date on which a dividend may be declared is hereafter called the "Dividend Date," and each semiannual period ending with a Dividend Date is hereinafter referred to as a "Dividend Period." Dividends shall be payable on each Dividend Date, provided however, that if such date on which a dividend is payable is a Saturday, Sunday or legal holiday, such dividend shall be payable on the next following business day to the Holder. Dividends on the Series A Preferred Stock shall be paid only out of those assets of the Corporation legally available therefor. All dividends shall be paid in the form of cash.

               2.  Dividends Cumulative.  Dividends on the Series A Preferred
                   --------------------
          Stock shall be cumulative, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends.

               3.  Ranking with Respect to Dividends.  The Series A Preferred
                   ---------------------------------
          Stock shall be senior in right of dividend payment to any other class or series of Preferred Stock or the Common Stock of the Corporation, unless the Holders of at least two thirds of the outstanding shares of Series A Preferred Stock expressly consent to the contrary in writing. Dividends may not be paid on any class or series of stock ranking junior to the Series A Preferred Stock with respect to dividends unless all dividends currently payable and all cumulated dividends with respect to the Series A Preferred Stock have been paid.

               4.  Dividends Where Other Classes or Series are Redeemed.
                   ----------------------------------------------------
          Dividends shall be payable under the Series A Preferred Stock before any sum or sums shall be set aside for the purchase or redemption of any class or series of stock ranking junior to the Series A Preferred Stock as to dividends or distribution of assets. If at any time dividends on the outstanding Series A Preferred Stock at the per annum rate hereinabove specified from the date of cumulation to the end of the then current Dividend Period shall not have been paid or declared, whether in whole or in part, or a sum sufficient for the payment thereof set apart for such payment, then the amount of the deficiency shall be fully paid (including interest, if any), or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, before any sum shall be paid or set aside for the purchase or redemption of any class or series of stock ranking junior to the Series A Preferred Stock as to dividends or distribution of assets.

               5.  Date of Cumulation.  The term "date of cumulation" as used
                   ------------------
          herein with reference to the Series A Preferred Stock shall be deemed to mean (i) the most recent Dividend Date on which dividends have been fully paid, or (ii) if no dividends have been paid with respect to such shares, the date of issuance of the shares of Series A Preferred Stock.

               6.  Interest on Accrued And Unpaid Dividend.  All accrued and
                   ---------------------------------------
          unpaid dividends, whether or not earned or declared, shall bear interest from the respective Dividend Date until paid at an annual rate of 10%.

          (c)  Redemption of Series A Preferred Stock.

               1.  Mandatory Redemption.  Commencing with June 30, 1999, and on
                   --------------------
          the last day of each December and June thereafter on which any of the Series A Preferred Stock remains outstanding, the Corporation shall redeem the lesser of 8,000 shares of Series A Preferred Stock outstanding, or the remaining shares of Series A Preferred Stock outstanding at a price per share of $10.00, plus accrued and unpaid dividend on such shares, if any, to and including the date fixed for redemption (the "Redemption Value").

               2.  Voluntary Redemption.  The Corporation may, at its sole
                   --------------------
          option, redeem all or a part of the shares of Series A Preferred Stock outstanding, in whole or in part, at any time.

               3.  Redemption upon Public Offering.  The Corporation shall use
                   -------------------------------
          commercially reasonable best efforts to redeem all of the Series A Preferred Stock at the Redemption Value immediately following the consummation of a sale by the Corporation of its Common Stock, pursuant to a registration statement filed with and declared effective by Securities and Exchange Commission under the Securities Act of 1933, as amended, which results in the Common Stock being registered under the Securities Exchange Act of 1934, as amended, and from which the Corporation receives net proceeds $7,500,000 or more.

               4.  Notice Procedure.  The Corporation shall give notice to the
                   ----------------
          Holder by certified mail, return receipt requested, at least 60 days in advance of the date set forth in such notice as the date on which such redemption is to be effected. The shares shall be redeemed upon payment by the Corporation to the Holder of the Redemption Value. Any redemptions hereunder shall be subject to restrictions imposed by state law regarding the circumstances under which such a redemption may be effected.

               5.  Payment Procedures.  In order to facilitate the redemption of
                   ------------------
          any shares of Series A Preferred Stock, as provided in this paragraph
          (c), the directors shall be authorized to cause the transfer books of the Corporation to be closed not more than 60 days prior to the designated redemption date. Any notice mailed by the Corporation shall contain the information required by the applicable state laws and shall be mailed to the Holder at its address, certified mail, return receipt requested, as the same shall appear on the books of the Corporation. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the redemption shall be made pro rata, but to the extent and in such a manner so as to minimize the number of fractional shares of Series A Preferred Stock which remain outstanding as a result of such redemption. From and after the date fixed in any notice from the Corporation as of the date of redemption, and after all amounts necessary to effect such redemption have been set aside for such purpose, all rights of the Holder thereof as a shareholder of the Corporation with respect to the shares redeemed, except the right to receive the redemption price, shall cease and terminate.

               6.  Delivery of Certificates.  The Holder shall be entitled to
                   ------------------------
          receive the redemption price upon actual delivery to the Corporation or to such other entity as may be designated by the notice referred to in subdivision 2 of this paragraph (c) of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. Series A Preferred Stock redeemed pursuant to the provisions of this paragraph may be held in the treasury of the Corporation or retired and canceled and given the status of authorized and unissued preferred stock.

          (d) Conversion into Promissory Note. The Corporation may, at its sole option, convert and exchange all of the shares of Series A Preferred Stock outstanding into a promissory note payable to the Holder of the shares of Series A Preferred Stock so converted (the "Note"), in an original principal amount equal to the Redemption Value of such outstanding shares together with all accrued and unpaid dividends thereon, which Note shall bear interest at the rate of 10% per annum compounded annually. As long as any principal or accrued, unpaid interest remains outstanding under the Note, the Corporation commencing June 30, 1999 shall make semiannual payments to the holder thereof, on the last day of December and June of each year, of no less than $80,000 plus all accrued and unpaid interest on the Note, or the remaining balance of principal and accrued, unpaid interest outstanding under the Note, whichever is less. Not less than 10 nor more than 60 days prior to the date fixed for the issue of the Note and redemption of an exchange for shares of Series A Preferred Stock, a notice shall be given by first class mail, postage prepaid, to the holders of record of shares of Series A Preferred Stock at the respective addresses as the same shall appear on the books of the Corporation, specifying the effective date of the exchange of the Series A Preferred Stock for the Note (the "Exchange Date") and the place where certificates for shares of Series A Preferred Stock are to be surrendered for the Note and stating that dividends on shares of Series A Preferred Stock will cease to accrue on the Exchange Date, but neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall effect this sufficiency of the notice or the validity of the proceeding for redemption and exchange with respective to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

          (e) Priority of the Series A Preferred Stock in the Event of Dissolution (i.e., "Liquidation Preference"). The Series A Preferred Stock shall be preferred over the Common Stock of the Corporation and any class or series of stock ranking junior to the Series A Preferred Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation and, in that event, subject to the provisions of applicable law, the Holder shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, $10.00 per share of Series A Preferred Stock, together with the amount of any dividends accrued and unpaid as of the date of liquidation (the "Liquidation Preference"). Upon any liquidation, dissolution or winding up of the Corporation, after payment has been made in full on any other securities which are senior as to distribution of assets to Series A Preferred Stock, and after payment shall have been made in full on the Series A Preferred Stock, as provided in this paragraph (e), but not prior thereto, the holders of all the remaining capital stock including the Common Stock or any other series or class of stock ranking junior to the Series A Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions of the Certificate of Incorporation of the Corporation, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holder shall not be entitled to share therein. The merger or consolidation of the Corporation with any corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph (e).

          (f) Legend. The certificates representing the Series A Preferred Stock shall contain a legend substantially as follows:

          "A statement of designations, preferences, limitations and relative rights of these shares is set forth in the Certificate of Incorporation on file in the office of the Secretary of State of Delaware and the Corporation will furnish a copy of such statement to the record holder of this certificate without charge upon written request to the Corporation at its principal place of business or registered office.

          The sale of securities represented by this certificate has not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities law and such securities may not be offered for sale, sold, pledged or otherwise transferred without (1) registration under the Act and any applicable state securities laws or
          (2) an opinion (acceptable to the Corporation) of counsel (acceptable to the Corporation) that such registration is not required."

          (g)  Voting Rights.

               1.  Generally.  The Holders shall not be entitled to vote on any
                   ---------
          matters to be voted on by the stockholders of the Corporation, except
          (i) as may otherwise be expressly permitted herein or by the Certificate of Incorporation of the Corporation and (ii) that the Holders shall be entitled to vote as a class upon any proposed amendment to the Certificate of Incorporation of the Corporation, whether or not entitled to vote thereon by the provisions of such Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value or stated value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely. When required in accordance with the terms of the preceding sentence, each Holder shall have one vote for each share of Series A Preferred Stock held of record by such Holder.

               2.  Amendment of Certificate of Incorporation or Bylaws.  So long
                   ---------------------------------------------------
          as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the prior written approval of the Holders of at least two thirds of the outstanding shares of Series A Preferred Stock of the Corporation, amend the Corporation's Certificate of Incorporation (including without limitation pursuant to the authorization or designation of a class or series of preferred stock) or Bylaws so as to adversely affect the rights or preferences of the holders of the Series A Preferred Stock.

               3.  Action by Holders.  In the event that the Holders of the
                   -----------------
          Series A Preferred Stock are required to or permitted to give their consent or approval, or to take any action pursuant to their rights under this paragraph (g), the Holder or Holders of 10% or more of the outstanding shares of Series A Preferred Stock may, by written notice personally delivered or mailed to all Holders of Series A Preferred Stock at their last known addresses and to the President of the Corporation, call a meeting of the Holders of the Series A Preferred Stock for such purpose, specifying the date (which shall be no less than ten (10) days following the date notice is given) and location of such meeting and the purpose for such meeting. In the event that the Holders of the Series A Preferred Stock are required to or permitted to give their consent or approval, or to take any action pursuant to their rights hereunder, such action may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders of shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting and a copy of such consent is personally delivered or mailed to all the Holders of Series A Preferred Stock at their last known addresses and to the President of the Corporation. If such notice or written consent relates to the election of directors pursuant to subdivision 2 above, the notice or written consent shall specify the nature of the event(s) giving rise to the right to elect directors, and, in the case of action by written consent, such action shall not be deemed effective until ten (10) days following the date such written consent is delivered or mailed to the Holders and the President.

                                 ARTICLE FIVE
                                 ------------

     No stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

                                  ARTICLE SIX
                                  -----------

     At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.

                                 ARTICLE SEVEN
                                 -------------

     Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

                                 ARTICLE EIGHT
                                 -------------

     The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                 ARTICLE NINE
                                 ------------

     (a) The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

     (b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                  ARTICLE TEN
                                  -----------

     To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

The provisions of this Article Ten shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article Ten.

                                ARTICLE ELEVEN
                                --------------

     The Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

                                ARTICLE TWELVE
                                --------------

     The number of directors constituting the Board of Directors of the Corporation will be determined in accordance with the Bylaws of the Corporation.

     IN WITNESS WHEREOF, the undersigned does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation, and the facts herein stated are true, and accordingly, have hereunto set my hand and caused the Corporate Seal of the Corporation to be hereunto affixed this 11th day of June, 1998.



                                    /s/ Murray H. Gross
                                    -------------------------
                                    Printed Name: MURRAY H. GROSS
                                    Title: President & Ceo